Exhibit 99.2

TABLE OF FINANCIAL STATEMENTS

Unaudited Condensed Consolidated Financial Statements:
Condensed Consolidated Balance Sheets	F-2
Condensed Consolidated Statements of Operations and Comprehensive Income (Loss)	F-3
Consolidated Statements of Cash Flows	F-4

Origin Materials, Inc.

Condensed Consolidated Balance Sheets

(In thousands, except share and per share data)	June 30, 2021 (Unaudited)	December 31, 2020
ASSETS
Current assets
Cash and cash equivalents	$470,312	$1,309
Restricted cash	565	565
Other receivables	160	48
Grants receivable	17	—
Prepaid expenses and other current assets	214	144

Total current assets	471,268	2,066
Property, plant, and equipment, net	48,854	45,104
Intangible assets, net	242	258

Total assets	$520,364	$47,428

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities
Accounts payable	$966	$2,700
Accrued expenses	861	593
Derivative liability	—	1,239
Stockholder convertible notes payable	—	3,232

Total current liabilities	1,827	7,764

PPP Loan	—	906
Earnout liability	157,585	—
Canadian Government Research and Development Program Liability	6,370	6,197
Redeemable convertible preferred stock warrants	—	19,233
Assumed common stock warrants liability	69,180	—
Stockholder note	5,189	5,189
Related party other liabilities, long-term	5,615	5,517
Other liabilities, long-term	3,109	2,500

Total liabilities	248,875	47,306

Commitments and contingencies (See Note 18)
STOCKHOLDERS’ EQUITY
Preferred stock, $0.0001 par value, 10,000,000 shares authorized; no shares issued and outstanding as of June 30, 2021 and December 31, 2020	—	—
Common stock, $0.0001 par value, 1,000,000,000 shares authorized; 136,748,470 and 70,266,925, issued and outstanding as of June 30, 2021 and December 31, 2020, respectively	13	6
Additional paid-in capital	359,928	98,620
Accumulated deficit	(89,928)	(98,888)
Accumulated other comprehensive income	1,476	384

Total stockholders’ equity	271,489	122

Total liabilities, redeemable convertible preferred stock and stockholders’ deficit	$520,364	$47,428

Origin Materials, Inc.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE INCOME (LOSS)

(Unaudited)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
(In thousands, except share and per share data)	2021	2020	2021	2020
Operating Expenses
Research and development	$2,339	$904	$3,648	$2,122
General and administrative	4,219	703	8,167	1,302
Depreciation and amortization	121	100	236	204

Total operating expenses and loss from operations	6,679	1,707	12,051	3,628

Other (income) expenses
Interest expense, net of capitalized interest	2,560	50	2,839	113
Change in fair value of derivative liability	1,035	(12)	1,426	(15)

Change in fair value of warrants liability	(27,265)	105	20,844	105
Change in fair value of earnout liability	(45,497)	—	(45,497)	—
Other income, net	(43)	(157)	(623)	(168)

Total other (income) expenses, net	(69,210)	(14)	(21,011)	35

Net income (loss)	62,531	(1,693)	8,960	(3,663)

Other comprehensive income (loss)

Foreign currency translation adjustment, net of tax	626	5,803	1,092	2,603

Total comprehensive income (loss)	63,157	4,110	10,052	(1,060)

Net income (loss) per share, basic	$0.93	$(0.03)	$0.14	$(0.06)

Net income (loss) per share, diluted	$0.63	$(0.03)	$0.13	$(0.06)

Weighted-average common shares outstanding, basic	67,548,052	62,545,293	65,098,310	62,544,604

Weighted-average common shares outstanding, diluted	78,628,591	62,545,293	70,794,743	62,544,604

Origin Materials, Inc.

Consolidated Statements of Cash Flows

(Unaudited)

	Six Months Ended June 30,
(in thousands)	2021	2020
Cash flows from operating activities
Net income (loss)	$8,960	$(3,663)
Adjustments to reconcile net loss to net cash from operating activities:
Depreciation and amortization	236	204
Stock-based compensation	4,172	18
Amortization of debt issuance costs	14	130
Accretion of debt discount	2,211	40
Change in fair value of derivative liability	1,426	(15)
Change in fair value of warrants liability	20,844	105
Change in fair value of earnout liability	(45,497)	—
Changes in operating assets and liabilities:
Other receivables	(112)	960
Grants receivable	(17)	4
Prepaid expenses and other current assets	(29)	86
Accounts payable	(1,880)	(536)
Accrued expenses	2,899	396
Related party payable	98	—

Net cash used in operating activities	(6,675)	(2,271)

Cash flows from investing activities
Purchases of property, plant, and equipment, net of grants	(2,703)	(1,267)

Net cash used in investing activities	(2,703)	(1,267)

Cash flows from financing activities
Proceeds from notes payable, net of debt issuance costs	11,707	906
Payment of short-term debt	(906)	—
Proceeds from Canadian Government Research and Development Program	173	1,055
Issuance of common stock	55	1
Business combination, net of issuance costs paid	467,530	—

Net cash provided by financing activities	478,559	1,962

Effects of foreign exchange rate changes on the balance of cash and cash equivalents, and restricted cash held in foreign currencies	(178)	184

Net increase (decrease) in cash and cash equivalents, and restricted cash	469,003	(1,392)
Cash and cash equivalents, and restricted cash, beginning of the period	1,874	3,612

Cash and cash equivalents, and restricted cash, end of the period	$470,877	$2,220

Supplemental disclosure of cash flow information
Conversion of stockholder convertible notes payable to common stock	$20,493	$—

Reclassification of redeemable convertible preferred stock warrants to common stock	$54,267	$—

Reclassification of contingently issued equity to liability	$209,380	$—

Net assets assumed from business combination	$83,330	$—

Debt discount related to derivative liability	$2,196	$—

Business combination transaction costs, accrued but not paid	$748	$—

F-4